UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2006

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Technology Drive, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 836-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments

On April 25, 2006, following a decision by the Board of Directors of American Superconductor Corporation (the “Company”) in March 2006 to authorize the completion of the transition of the Company’s wire manufacturing operations from first-generation (1G) to second-generation (2G) high temperature superconductor (HTS) wire, the Company completed an impairment analysis on its long-lived 1G HTS wire manufacturing assets and concluded that it will take an impairment charge, effective in the quarter and fiscal year ended March 31, 2006, in the range of $5.0 million to $5.5 million. All 1G HTS wire manufacturing equipment that will not be utilized for 2G HTS wire manufacturing will be written down as of March 31, 2006. This long-lived asset impairment charge is being made in accordance with Statement of Financial Accounting Standards No. 144.

In addition, the Company expects to take a 1G HTS wire inventory write-down charge in the range of $1.5 million to $2.0 million in the quarter ended March 31, 2006. Neither of these write-downs, which total $6.5 million to $7.5 million, was included in the Company’s previous financial guidance for the quarter and year ended March 31, 2006.

The Company currently has more than 400,000 meters of 1G HTS wire in inventory, and expects to utilize its 1G HTS wire inventory to meet near-term market needs for HTS wire. The write-down of a portion of this 1G HTS wire inventory is based on an analysis of existing backlog and anticipated demand for 1G HTS wire, compared to the available supply of 1G HTS wire.

The Company’s 2G HTS wire is a drop-in replacement for its 1G HTS wire and is expected to have higher electrical performance and lower manufacturing costs than its 1G wire. As of March 31, 2006, the Company had shipped more than 2,700 meters of its 2G HTS wire to customers who are migrating from 1G to 2G HTS wire. The Company is accelerating its commercial manufacturing plan for 2G HTS wire and remains on track to ship more than 10,000 meters of 2G HTS wire in fiscal year 2007, ending March 31, 2007, to key customers who are migrating from 1G to 2G HTS wire. The Company is also shipping sample quantities of 2G HTS wire to new customers who are developing products such as fault current limiters, which are made feasible through the use of 2G HTS wire.

In connection with the decision to suspend 1G HTS wire production, the Company at this point is working only to complete its 1G HTS wire work-in-process inventory, with no plans to initiate any additional 1G HTS wire starts.

All of the impairment charge is non-cash and will not result in any future cash expenditures.

Item 2.02. Results of Operation and Financial Condition

In its May 1, 2006 press release concerning the long-lived asset impairment and inventory write-down charges referenced above, the Company updated the financial guidance previously provided by the Company for its fiscal year ended March 31, 2006 by reporting estimated revenue and net loss for that year. A copy of this press release is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1    Press release issued by the Company on May 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: May 1, 2006	By:	/s/ Thomas M. Rosa
Thomas M. Rosa Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by American Superconductor Corporation on May 1, 2006.